UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CORNERSTONE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Tennessee (State of Incorporation or Organization)	62-1173944 (I.R.S. Employer Identification No.)

835 Georgia Avenue, Chattanooga, Tennessee 37402 (Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☑

Securities Act registration statement file number to which this form relates: 333-166625

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Series A Convertible Preferred Stock, no par value
(Title of class)

Item 1.	Description of the Registrant's Securities to Be Registered

The class of securities to be registered hereby are Series A Convertible Preferred Stock ("Preferred Stock"), no par value, of Cornerstone Bancshares, Inc., a Tennessee corporation (the "Registrant").  The description of the Preferred Stock set forth under the caption "Description of the Series A Preferred Stock" in the Registration Statement on Form S-1 (Registration No. 333-148625), as amended (the "Registration Statement"), which became effective June 23, 2010, originally filed with the Securities and Exchange Commission (the "Commission") on May 7, 2010, is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits

The following exhibits are filed as part of this Registration Statement on Form 8-A:

1.	Amended and Restated Charter of the Registrant, as amended (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement).

2.	Articles of Amendment to the Amended and Restated Charter of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement).

3.	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 of the Registrant's Registration Statement).

4.	Form of Series A Preferred Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement).

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 31, 2011	CORNERSTONE BANCSHARES, INC.

	By:	/s/ Nathaniel F. Hughes
Nathaniel F. Hughes
President and Chief Executive Officer